Exhibit 4.1

ATLAS PIPELINE PARTNERS, L.P.

ATLAS PIPELINE FINANCE CORPORATION

and

the Subsidiary Guarantors named herein

8-1/8% SENIOR NOTES DUE 2015

SUPPLEMENTAL INDENTURE

DATED AS OF NOVEMBER 22, 2010

U.S. BANK NATIONAL ASSOCIATION,

Trustee

This SUPPLEMENTAL INDENTURE, dated as of November 22, 2010 is among Atlas Pipeline Partners, L.P., a Delaware limited partnership (the “Company”), Atlas Pipeline Finance Corporation, a Delaware corporation (“Finance Co.” and, together with the Company, the “Issuers”), each of the parties identified under the caption “Subsidiary Guarantors” on the signature page hereto (the “Subsidiary Guarantors”) and U.S. Bank National Association, a national banking association, as Trustee.

RECITALS

WHEREAS, the Issuers, the initial Subsidiary Guarantors and the Trustee entered into an Indenture, dated as of December 20, 2005 (the “Indenture”), pursuant to which the Issuers have issued $293,524,000 in principal amount of 8-1/8% Senior Notes due 2015 (the “Notes”);

WHEREAS, the Issuers and the Trustee entered into Supplemental Indentures, dated as of May 12, 2006, August 9, 2007, June 28, 2008, May 13, 2009 and September 17, 2010;

WHEREAS, the Issuers desire and have requested the Subsidiary Guarantors and the Trustee to join with the Issuers in the execution and delivery of this Supplemental Indenture for the purpose of amending and restating in its entirety the definition of “Permitted Investments” under Section 1.01 of the Indenture;

WHEREAS, Section 9.02 of the Indenture provides that a supplemental indenture may be entered into by the Issuers, the Subsidiary Guarantors and the Trustee to change certain provisions of the Indenture or modify certain rights of the holders of the Notes with the consent of Holders of at least a majority in principal amount of the Notes then outstanding;

WHEREAS, pursuant to a solicitation by the Issuers, consents to an amendment to the Indenture to amend and restate in its entirety the definition of “Permitted Investments” under Section 1.01 of the Indenture of Holders of at least a majority in principal amount of the Notes then outstanding have been received;

WHEREAS, the Issuers have furnished, or caused to be furnished, to the Trustee, and the Trustee has received, an Officers’ Certificate and an Opinion of Counsel stating, among other things, that this Supplemental Indenture is authorized or permitted by the Indenture; and

WHEREAS, all acts and things prescribed by the Indenture, by law and by the limited partnership agreement, Certificate of Incorporation and the Bylaws (or comparable constituent documents) of the Issuers, of the Subsidiary Guarantors and of the Trustee necessary to make this Supplemental Indenture a valid instrument legally binding on the Issuers, the Subsidiary Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;

NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Issuers, the Subsidiary Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the Notes as follows:

ARTICLE 1

Section 1.01. This Supplement Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.

Section 1.02. This Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Issuers, the Subsidiary Guarantors and the Trustee.

ARTICLE 2

From this date, in accordance with Section 9.02 of the Indenture and by executing this Supplemental Indenture, Section 1.01 of the Indenture is hereby amended by amending and restating in its entirety the definition of “Permitted Investments” as follows:

““Permitted Investments” means:

(1) any Investment in, or that results in the creation of, any Restricted Subsidiary of the Company;

(2) any Investment in the Company or in a Restricted Subsidiary of the Company (excluding redemptions, purchases, acquisitions or other retirements of Equity Interests in the Company);

(3) any Investment in cash or Cash Equivalents;

(4) any Investment by the Company or any Restricted Subsidiary of the Company in a Person if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of the Company; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary of the Company;

(5) any Investment made as a result of the receipt of consideration consisting of other than cash or Cash Equivalents from an Asset Sale that was made pursuant to and in compliance with Section 4.07;

(6) any Investment in a Person solely in exchange for the issuance of Equity Interests (other than Disqualified Equity) of the Company;

(7) Investments in stock, obligations or securities received in settlement of debts owing to the Company or any of its Restricted Subsidiaries as a result of bankruptcy or insolvency proceedings or upon the foreclosure, perfection or enforcement of any Lien in favor of the Company or any such Restricted Subsidiary, in each case as to debt owing to the Company or any such Restricted Subsidiary that arose in the ordinary course of business of the Company or any such Restricted Subsidiary;

(8) any Investment in Hedging Obligations permitted to be incurred under Section 4.09 hereof;

(9) other investments in any Person engaged in a Permitted Business (other than an Investment in an Unrestricted Subsidiary) having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (9) since the Issue Date and existing at the time of the Investment, which is the subject of the determination, was made, not to exceed the greater of (a) $10.0 million and (b) 2.50% of Consolidated Net Tangible Assets;

(10) any Investment in the notes and Investments existing on the Issue Date;

(11) Investments consisting of purchases and acquisitions of inventory, supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business; and

(12) any capital contributions made by the Company or any Subsidiary of the Company to Laurel Mountain Midstream, LLC pursuant to the Amended and Restated Limited Liability Company Agreement of Laurel Mountain Midstream, LLC, dated as of June 1, 2009, through December 31, 2011.”

ARTICLE 3

Section 3.01. Except as specifically modified herein, the Indenture and the Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms with all capitalized terms used herein without definition having the same respective meanings ascribed to them as in the Indenture.

Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Supplemental Indenture. This Supplemental Indenture is executed and accepted by the Trustee subject to all the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto.

Section 3.03. THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

Section 3.04. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.

[NEXT PAGE IS SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first written above.

ATLAS PIPELINE PARTNERS, L.P.

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
	Name:	Eric T. Kalamaras
	Title:	Chief Financial Officer

ATLAS PIPELINE FINANCE CORPORATION

By:	/s/ Eric T. Kalamaras
	Name:	Eric T. Kalamaras
	Title:	Chief Financial Officer

SUBSIDIARY GUARANTORS

ATLAS PIPELINE OPERATING PARTNERSHIP, L.P.

By:	Atlas Pipeline Partners GP, LLC, its general partner

By:	/s/ Eric T. Kalamaras
	Name:	Eric T. Kalamaras
	Title:	Chief Financial Officer

ATLAS PIPELINE MID-CONTINENT, LLC ATLAS PIPELINE TENNESSEE, LLC APL LAUREL MOUNTAIN, LLC

By:	Atlas Pipeline Operating Partnership, L.P., its sole member

By:	Atlas Pipeline Partners GP, LLC,
its general partner

By:	/s/ Eric T. Kalamaras
	Name:	Eric T. Kalamaras
	Title:	Chief Financial Officer

[Signature Page to Supplemental Indenture]

ATLAS MIDKIFF, LLC ATLAS CHANEY DELL, LLC SADDLEBACK PIPELINE, LLC
NOARK ENERGY SERVICES, LLC SLIDER WESTOK GATHERING, LLC

By:	Atlas Pipeline Mid-Continent, LLC,
its sole member

By:	Atlas Pipeline Operating Partnership, LP, its sole member

By:	Atlas Pipeline Partners GP, LLC,
its general partner

By:	/s/ Eric T. Kalamaras
	Name:	Eric T. Kalamaras
	Title:	Chief Financial Officer

[Signature Page to Supplemental Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Steven A. Finklea
	Name:	Steven A. Finklea, CCTS
	Title:	Vice President

[Signature Page to Supplemental Indenture]